UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Teradata Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Source:	EMAIL TO ALL TERADATA EMPLOYEES

Date:	March 30, 2012

Subject: Upcoming Teradata Proxy Vote Includes ESPP Plan Changes and Other Important Matters

Dear Teradata employees,

Every year, Teradata stockholders have the opportunity to participate in the governance of our company by submitting proxies to vote at our annual stockholders’ meeting.

This year, Teradata’s annual meeting will be held on April 20, 2012. We encourage you to vote your shares in Teradata at the annual meeting. At this year’s meeting, stockholders will be asked to approve, among other things, an amendment to Teradata’s Employee Stock Purchase Plan that increases the employee discount for purchasing Teradata shares through the plan from 5% to 15%. Teradata’s Board of Directors is also asking for your support of its recommended proposal to require all directors to be elected on an annual basis, which the Board believes will provide greater director accountability to stockholders.

Additional information regarding the annual meeting and the items to be voted on at the meeting can be found in the 2012 proxy statement filed on March 1, 2012 which is available at http://www.sec.gov/Archives/edgar/data/816761/000119312512092505/d298097ddef14a.htm.

If you were a Teradata stockholder as of February 28, 2012, the record date for this year’s annual meeting, you will receive a Notice that your proxy materials are available online. The Notice details the items that are up for approval at this year’s annual meeting. (If you previously elected a preferred method of delivery for your materials (mail or email), you will not receive the Notice, but you will receive your materials directly via the delivery method you requested.)

If you are a “registered” stockholder (holding Teradata stock in your own name through an account with our transfer agent, Computershare Investor Services, you can vote your proxy by mail, by phone (1-800-690-6903) or by accessing the Internet voting website at http://www.proxyvote.com. Please have your Notice or proxy card in hand when going online or calling. If you indirectly hold your Teradata shares through a nominee, such as a bank or broker, you can vote your shares using the methods provided by your nominee.

If you have already voted, thank you. Your vote and your investment in Teradata are most appreciated.

Laura Nyquist, General Counsel

Source:	TERADATA.NET (employee intranet)

Date:	March 30, 2012

Annual Stockholders’ Meeting Notice

IMPORTANT REMINDER FOR EMPLOYEE STOCKHOLDERS [Link to article below]: Employees who own Teradata stock are encouraged to vote their shares in connection with Teradata’s annual meeting of stockholders on April 20, 2012. Additional information regarding the annual meeting and the items to be voted on at the meeting can be found in the 2012 proxy statement filed on March 1, 2012 which is available at http://www.sec.gov/Archives/edgar/data/816761/000119312512092505/d298097ddef14a.htm.

Subject: Upcoming Teradata Proxy Vote Includes ESPP Plan Changes and Other Important Matters

Dear Teradata employees,

Every year, Teradata stockholders have the opportunity to participate in the governance of our company by submitting proxies to vote at our annual stockholders’ meeting.

This year, Teradata’s annual meeting will be held on April 20, 2012. We encourage you to vote your shares in Teradata at the annual meeting. At this year’s meeting, stockholders will be asked to approve, among other things, an amendment to Teradata’s Employee Stock Purchase Plan that increases the employee discount for purchasing Teradata shares through the plan from 5% to 15%. Teradata’s Board of Directors is also asking for your support of its recommended proposal to require all directors to be elected on an annual basis, which the Board believes will provide greater director accountability to stockholders.

Additional information regarding the annual meeting and the items to be voted on at the meeting can be found in the 2012 proxy statement filed on March 1, 2012 which is available at http://www.sec.gov/Archives/edgar/data/816761/000119312512092505/d298097ddef14a.htm.

If you were a Teradata stockholder as of February 28, 2012, the record date for this year’s annual meeting, you will receive a Notice that your proxy materials are available online. The Notice details the items that are up for approval at this year’s annual meeting. (If you previously elected a preferred method of delivery for your materials (mail or email), you will not receive the Notice, but you will receive your materials directly via the delivery method you requested.)

If you are a “registered” stockholder (holding Teradata stock in your own name through an account with our transfer agent, Computershare Investor Services, you can vote your proxy by mail, by phone (1-800-690-6903) or by accessing the Internet voting website at http://www.proxyvote.com. Please have your Notice or proxy card in hand when going online or calling. If you indirectly hold your Teradata shares through a nominee, such as a bank or broker, you can vote your shares using the methods provided by your nominee.

If you have already voted, thank you. Your vote and your investment in Teradata are most appreciated.

Laura Nyquist, General Counsel